UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2018 Annual Meeting of Stockholders of Liberty Tax, Inc. (the “Company”) held on December 13, 2018 (the “Annual Meeting”), the Company’s stockholders adopted the Second Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) in order to (i) remove certain obsolete provisions contained in the Company’s Amended and Restated Certificate of Incorporation and (ii) add a new Article IX providing that, with certain exceptions, the sole and exclusive forum for certain actions shall be the Court of Chancery of the State of Delaware. The Amended and Restated Certificate was previously approved by the Company’s Board of Directors, subject to adoption by the Company’s stockholders at the Annual Meeting. The Amended and Restated Certificate became effective upon acceptance of the filing by the Secretary of State of the State of Delaware on December 18, 2018.

The description of the foregoing Amended and Restated Certificate is qualified in its entirety by reference to the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	As noted above, the Annual Meeting was held on December 13, 2018.

(b)	A quorum of the Company’s Class A common shares was present for the Annual Meeting, and the voting results of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

1)	Each of the following nominees for director was elected by the holders of the Company’s Class A Common Stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Matthew Avril	7,874,258	7,894	0	3,804,755
Patrick A. Cozza	6,015,101	1,867,051	0	3,804,755
Thomas Herskovits	6,003,091	1,879,061	0	3,804,755
Brian R. Kahn	7,874,118	8,034	0	3,804,755
Andrew M. Laurence	7,874,258	7,894	0	3,804,755
Lawrence Miller	6,015,001	1,867,151	0	3,804,755
G. William Minner, Jr.	6,015,221	1,866,931	0	3,804,755
Bryant R. Riley	7,844,387	37,765	0	3,804,755
Kenneth M. Young	7,802,764	79,388	0	3,804,755

2)	The proposal for the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,683,650	1,978	1,279	0

3)	The proposal for the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,764,615	93,432	24,105	3,804,755

4)	Stockholders selected, in an advisory and non-binding vote, the option of one year as the frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
7,734,686	11,958	126,561	8,947	3,804,755

In light of the stockholder vote on Proposal 4, and consistent with the recommendation of the Company’s Board of Directors with respect to Proposal 4, the Company will include an advisory and non-binding stockholder vote on the compensation of the Company’s named executive officers in its proxy materials once every year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

5)	The proposal to approve and adopt the Amended and Restated Certificate was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,232,254	635,892	14,006	3,804,755

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Liberty Tax, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: December 19, 2018	By:	/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer